UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  09/06/2006

MD TECHNOLOGIES INC.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-50435

DE	72-1491921
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

620 Florida Street, Suite 200, Baton Rouge, LA 70801
(Address of principal executive offices, including zip code)

225-343-7169
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 2.03.    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On August 30, 2006, Medical Group Services, Inc (MGSI), a subsidiary of MD Technologies Inc. (the "Company") entered into a $300,000 line of credit agreement with First Commercial Bank of Tampa Bay. The maturity date is payable on demand and is secured by a personal guarantee by the President of MGSI, Anthony Maniscalco. We will pay interest as the line of credit is drawn upon at an annual percentage rate of Wall Street Journal Prime plus 1.500% percent (currently 9.75%). Under the terms of the agreement, we agree to pay the outstanding principle on demand, but if no demand is made, we agree to pay all the accrued interest on the balance outstanding from time to time in regular payments beginning September 9, 2006, then on the same day of each month thereafter. The proceeds of this line of credit may be used to fund acquisitions or to fund working capital requirements.

Item 9.01.    Financial Statements and Exhibits

Financial Statements of Business Acquired

Not applicable

Pro Forma Financial Information

Not applicable

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MD TECHNOLOGIES INC.

Date: September 06, 2006	By:	/s/ William D. Eglin
William D. Eglin
CEO

Exhibit Index

Exhibit No.	Description
EX-99.2	Personal Guarantee of Anthony Maniscalco, President of Medical Group Services, Inc.